Exhibit 16.1

January 12, 2018

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: SITO MOBILE, LTD.

Commission File Number 001-37535

Ladies and Gentlemen:

We have read Item 4.01 of SITO MOBILE, LTD.’s Form 8-K dated January 12, 2018 (January 10, 2018) and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ RBSM LLP